UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  November 6, 2017

Reading International, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	1-8625	95-3885184
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5995 Sepulveda Boulevard, Suite 300, Culver City, California		90230
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code:  (213) 235-2240

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 2.02  Results of Operations and Financial Condition.

On November 6, 2017, Reading International, Inc. (“the Company”) issued a press release announcing information regarding its results of operations and financial condition for the quarter and nine months ended September 30, 2017, a copy of which is furnished herewith as Exhibit 99.1.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the 2017 Annual Meeting of Stockholders of the Company (the "2017 Annual Meeting") held on November 7, 2017, the Company's stockholders, upon recommendation of the Board of Directors, approved an amendment to the Company's 2010 Stock Incentive Plan to increase the number of shares of common stock issuable under our 2010 Stock Incentive Plan by an additional 947,460 shares.  The effect of the increase is to restore the amount of shares of Class A Common Stock available under the 2010 Stock Incentive Plan from the 302,540 shares available as of September 30, 2017, back up to its original reserve of 1,250,000 shares.

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to a stockholder motion approved at the 2017 Annual Meeting, the Company's stockholders approved an amendment to Article II, Section 2 of the Company's Bylaws to set the number of directors at nine effective immediately following the completion of the 2017 Annual Meeting, after which the number of directors may be increased or decreased by the Board of Directors to not less than one, nor more than ten directors.

The foregoing summary is qualified in its entirety by reference to the Form of Amendment to the Bylaws, which is furnished herewith as Exhibit 99.2 in this Form 8-K.

Item 5.07  Submission of Matters to a Vote of Security Holders.

On November 7, 2017, the stockholders considered five proposals, four of which (Proposals 1 to 4) were included in our 2017 Proxy Statement, and one of which (Proposal 5) was made by stockholder motion at the meeting.  The proposals voted upon and the results of the vote were as follows:

Proposal 1:  To elect nine Directors to serve until the Company’s 2018 Annual Meeting and thereafter until their successors are duly elected and qualified.    By virtue of actions taken at the 2017 Annual Meeting, the stockholders approved an increase in the size of the Board of Directors from eight to nine directors before voting was completed on this Proposal (see Item 5.03 above and Proposal 5 below).

Nominee	FOR	WITHHOLD	BROKER NON VOTES
Ellen M. Cotter	1,301,508	44,613	0
Guy W. Adams	1,302,308	43,813	0
Judy Codding	1,339,764	6,357	0
James J. Cotter, Jr.	1,123,888	222,233	0
Margaret Cotter	1,301,519	44,602	0
William D. Gould	1,339,765	6,356	0
Edward L. Kane	1,339,764	6,357	0
Douglas J. McEachern	1,339,764	6,357	0
Michael Wrotniak	1,339,764	6,357	0

Proposal 2: To approve, on a non-binding, advisory basis, the executive compensation of our named executive officers.

FOR	AGAINST	ABSTENTIONS
1,335,542	10,466	113

Proposal 3: To recommend, by non-binding, advisory vote, the frequency of votes on executive compensation.

1 YEAR	2 YEARS	3 YEARS	ABSTENTIONS
1,305,384	42	40,695	0

Based on these results and consistent with the Board of Director's recommendation, the Company has determined that it will hold an advisory vote on executive compensation on an annual basis until the next vote on the frequency of such advisory votes occurs.  The next vote on the frequency of advisory votes on executive compensation is required to occur no later than the Company's 2023 annual meeting of stockholders.

Proposal 4:  To approve an amendment to increase the number of shares of issuable under our 2010 Stock Incentive Plan by an additional 947,460 shares.

FOR	AGAINST	ABSTENTIONS
1,294,810	51,206	105

Proposal 5:  Amend Article II, Section 2 of Company’s Bylaws to set the number the number of directors at nine effective immediately upon the completion of the 2017 Annual Meeting.

FOR	AGAINST	ABSTENTIONS
1,208,988	0	137,133

Item 7.01  Regulation FD Disclosure.

On November 7, 2017, the Company showed a slide presentation at its 2017 Annual Meeting, a copy of which is furnish herewith as Exhibit 99.3.     The same presentation was made available on the same day on the Investor Relations page of our corporate website, www.readingrdi.com.

Item 9.01  Financial Statements and Exhibits.

99.1Press release issued by Reading International, Inc. pertaining to its results of operations and financial condition for the quarter and nine months ended September 30, 2017.

99.2Form of Amendment to the Bylaws.

99.3Slide presentation at the 2017 Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.3
READING INTERNATIONAL, INC.

Date: November 13, 2017	By:	/s/ Devasis Ghose
	Name:	Devasis Ghose
	Title:	EVP, Chief Financial Officer